Exhibit 5.1

HUNTON & WILLIAMS LLP
RIVERFRONT PLAZA, EAST TOWER
951 EAST BYRD STREET
RICHMOND, VIRGINIA 23219-4074

	TEL	804 • 788 • 8200
	FAX	804 • 788 • 8218

FILE NO: 58036.000019

May 24, 2013

Insmed Incorporated

11 Deer Park Drive

Monmouth Junction, New Jersey 08852

Registration Statement on Form S-8
Insmed Incorporated 2013 Incentive Plan and

Insmed Incorporated Stock Option Inducement Awards to Matthew Pauls

Ladies and Gentlemen:

We have acted as special Virginia counsel to Insmed Incorporated, a Virginia corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”), as filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof pursuant to the Securities Act of 1933, as amended (the “Securities Act”), to register (i) 3,053,833 shares (the “Plan Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), issuable pursuant to the Insmed Incorporated 2013 Incentive Plan (the “Plan”), and (ii) 300,000 shares (the “Option Shares”) of Common Stock issuable upon the exercise of an equal number of options to purchase shares of Common Stock granted pursuant to two stock option award agreements (the “Option Awards”) to Matthew Pauls, the Company’s Chief Commercial Officer, as inducement awards in connection with the commencement of his employment, in each case, as referenced in the Registration Statement.

This opinion is being furnished in accordance with the requirements of Item 8(a) of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company, certificates of public officials and officers of the Company and such other documents, certificates and records as we have deemed necessary to render the opinions set forth herein.

For purposes of this opinion, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to

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us as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of all signatures not witnessed by us and (v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof on such parties (other than the authorization, execution and delivery of certain documents by the Company).

As to factual matters, we have relied upon, and assumed the accuracy of, representations included in the documents submitted to us, upon certificates of officers of the Company and upon certificates of public officials.  Except as otherwise expressly indicated, we have not undertaken any independent investigation of factual matters.

We do not purport to express an opinion on any laws other than the laws of the Commonwealth of Virginia.

Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that:

1.                                      The Company has been duly incorporated and is validly existing and in good standing under the laws of the Commonwealth of Virginia.

2.                                      The Plan Shares have been duly authorized and, when and to the extent issued in accordance with the terms of the Plan and any award agreement entered into under the Plan, the Plan Shares will be validly issued, fully paid and nonassessable.

3.                                      The Option Shares have been duly authorized and, when and to the extent issued in accordance with the terms of Option Awards, the Option Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

This opinion is rendered as of the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein.  Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any matters beyond the matters expressly set forth herein.

Very truly yours,

/s/ Hunton & Williams LLP